INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-01031 on Form S-6 of The Prudential Variable Contract Account GI-2 of The Prudential Insurance Company of America of our report dated June 4, 1997 relating to the consolidated financial statements of The Prudential Insurance Company of America and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
April 24, 1998





                                      II-7